Audited Financial Statements

                PMS Profit Sharing and Retirement
                      Savings Plan and Trust


                    December 31, 1993 and 1992

                   Report of Independent Auditors


Committee for Employee Benefits Administration
PMS Profit Sharing and Retirement Savings Plan and Trust

We have audited the accompanying statements of net assets available for plan benefits of the PMS Profit Sharing and Retirement Savings Plan and Trust as of December 31, 1993 and 1992, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We   conducted  our  audits  in  accordance  with  generally
accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

Our  audits were made for the purpose of forming an  opinion on  the
basic financial statements taken as a  whole.   The accompanying
supplemental schedules of assets held for investment as of December 31, 1993, transactions or series of transactions in excess of five percent of the current value of plan assets, and schedule of nonexempt transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the
Employee Retirement Income Security Act of  1974, and   are  not  a
required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 basic financial statements taken as a whole.



                                             /s/  Ernst & Young
June 24, 1994

PMS Profit Sharing and Retirement Savings Plan and Trust
Statement of Net Assets Available for Plan Benefits
December 31, 1993


                                                                   Wells Fargo Mutual Funds
                                                      ----------------------------------------------------------------
                                                                                                 U.S.
                                                         Asset        Growth                   Treasury      Money
                                            Sweep      Allocation     Stock       S&P 500     Allocation     Market
                                           Account        Fund         Fund      Stock Fund      Fund         Fund
                                         ------------ ------------ ------------ ------------ ------------ ------------
Assets
Cash
Investments at fair value                    $54,562   $2,288,125   $2,115,826   $1,797,408   $1,403,869   $2,106,335
Employer's contribution receivable                        123,529      187,229      127,604       70,897      148,201
Employees' contribution receivable                          1,910        3,164        2,325        1,402        1,698
Participant loans
                                         ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits       $54,562   $2,413,564   $2,306,219   $1,927,337   $1,476,168   $2,256,234
                                         ============ ============ ============ ============ ============ ============


See notes to financial statements.




                                            M.A. Hanna      Real
                                             Company       Estate                    Other
                                            Stock Fund      Fund        Loans        Assets       Total
                                           ------------ ------------ ------------ ------------ ------------
Assets
Cash                                                                                 $105,450     $105,450
Investments at fair value                      $98,141     $982,786                             10,847,052
Employer's contribution receivable               4,205                                             661,665
Employees' contribution receivable                                                                  10,499
Participant loans                                                         $4,882                     4,882
                                           ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits        $102,346     $982,786       $4,882     $105,450  $11,629,548
                                           ============ ============ ============ ============ ============



PMS Profit Sharing and Retirement Savings Plan and Trust
Statement of Net Assets Available for Plan Benefits
December 31, 1992

                                                                   Wells Fargo Collective Investment Funds
                                                      ----------------------------------------------------------------
                                                       Three Way                                 U.S.
                                                         Asset        Growth                   Treasury      Money
                                            Sweep      Allocation     Stock       S&P 500     Allocation     Market
                                           Account        Fund         Fund      Stock Fund      Fund         Fund
                                         ------------ ------------ ------------ ------------ ------------ ------------
Assets
Cash
Investments at fair value                    $24,857   $1,728,748   $1,303,704   $1,234,113   $1,058,281   $2,487,199
Employer's contribution receivable                        128,964      182,886      110,550       66,396      171,204
Tax reimbursement receivable
                                         ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits       $24,857   $1,857,712   $1,486,590   $1,344,663   $1,124,677   $2,658,403
                                         ============ ============ ============ ============ ============ ============


See notes to financial statements.






                                              Real
                                             Estate       Other
                                              Fund        Assets       Total
                                          ------------ ------------ ------------
Assets
Cash                                                       $90,637      $90,637
Investments at fair value                    $990,800                 8,827,702
Employer's contribution receivable                                      660,000
Tax reimbursement receivable                                14,724       14,724
                                          ------------ ------------ ------------
Net assets available for plan benefits       $990,800     $105,361   $9,593,063
                                          ============ ============ ============


PMS Profit Sharing and Retirement Savings Plan and Trust
Statement of Changes in Net Assets Available for Plan Benefits


                                                                    Wells Fargo Collective Investment Funds
                                                       ----------------------------------------------------------------
                                                        Three Way                                 U.S.
                                                          Asset        Growth                   Treasury      Money
                                             Sweep      Allocation     Stock       S&P 500     Allocation     Market
                                            Account        Fund         Fund      Stock Fund      Fund         Fund
                                          ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of January 1, 1993                        $24,857   $1,857,712   $1,486,590   $1,344,663   $1,124,677   $2,658,403

Investment income:
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                              164,311         (729)      40,445      124,285
 Interest                                       1,357                                                           33,477
 Dividends
 Rental income
                                          ------------ ------------ ------------ ------------ ------------ ------------
                                                1,357      164,311         (729)      40,445      124,285       33,477
Contributions:
 Employer                                                   10,950       10,614        9,517       10,161       62,949
 Employee                                                   39,234       63,009       48,493       25,655       37,654
                                                       ------------ ------------ ------------ ------------ ------------
                                                            50,184       73,623       58,010       35,816      100,603
Distributions to employees partially and
 wholly withdrawn from the Plan                   (14)     (13,931)      (4,444)     (41,571)     (43,797)    (110,310)

Net transfers from (to) other funds            59,277   (2,050,284)  (1,552,062)  (1,398,624)  (1,232,965)  (2,606,123)
Transfers out                                 (30,915)      (7,992)      (2,978)      (2,923)      (8,016)     (76,035)

Administrative expenses                                                                                            (15)
                                          ------------ ------------ ------------ ------------ ------------ ------------
Net increase (decrease)                        29,705   (1,857,712)  (1,486,590)  (1,344,663)  (1,124,677)  (2,658,403)
                                          ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of December 31, 1993                      $54,562           $0           $0           $0           $0           $0
                                          ============ ============ ============ ============ ============ ============


See notes to financial statements.


                                                        Wells Fargo Mutual Funds
                                           ----------------------------------------------------------------
                                                                                      U.S.
                                              Asset        Growth                   Treasury      Money     M.A. Hanna     Real
                                            Allocation     Stock       S&P 500     Allocation     Market      Company     Estate
                                               Fund         Fund      Stock Fund      Fund         Fund      Stock Fund    Fund
                                           ------------ ------------ ------------ ------------ ------------ ------------ ---------
Net assets available for plan benefits
 as of January 1, 1993                              $0           $0           $0           $0           $0           $0  $990,800

Investment income:
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                   53,837      180,864       70,714      (17,289)                    9,139
 Interest
 Dividends                                      58,328       61,534       21,376       77,261       29,494
 Rental income
                                           ------------ ------------ ------------ ------------ ------------ ------------
                                               112,165      242,398       92,090       59,972       29,494        9,139
Contributions:
 Employer                                      128,931      195,027      133,221       73,982      160,006       93,659
 Employee                                       89,729      140,757      106,326       48,423       61,067
                                           ------------ ------------ ------------ ------------ ------------ ------------
                                               218,660      335,784      239,547      122,405      221,073       93,659
Distributions to employees partially and
 wholly withdrawn from the Plan                 (9,204)      (5,496)      (6,210)      (1,293)     (45,074)        (450)

Net transfers from (to) other funds          2,095,779    1,733,537    1,601,921    1,299,009    2,050,767           (2)   (5,056)
Transfers out                                   (3,829)                                (3,917)                             (2,958)

Administrative expenses                             (7)          (4)         (11)          (8)         (26)
                                           ------------ ------------ ------------ ------------ ------------ ------------ ---------
Net increase (decrease)                      2,413,564    2,306,219    1,927,337    1,476,168    2,256,234      102,346    (8,014)
                                           ------------ ------------ ------------ ------------ ------------ ------------ ---------
Net assets available for plan benefits
 as of December 31, 1993                    $2,413,564   $2,306,219   $1,927,337   $1,476,168   $2,256,234     $102,346  $982,786
                                           ============  =========== ============ ===========  ============   ========== =========


                                                             Other
                                                Loans        Assets               Total
                                             ------------ ------------        -------------
Net assets available for plan benefits
 as of January 1, 1993                                $0     $105,361           $9,593,063

Investment income:
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                                                      625,577
 Interest                                             56        1,618               36,508
 Dividends                                                                         247,993
 Rental income                                                103,200              103,200
                                             ------------ ------------         ------------
                                                      56      104,818            1,013,278
Contributions:
 Employer                                                                           889,017
 Employee                                                                           660,347
                                                                                ------------
                                                                                  1,549,364
Distributions to employees partially and
 wholly withdrawn from the Plan                                                    (281,794)

Net transfers from (to) other funds                4,826                                  0
Transfers out                                                (104,729)             (244,292)

Administrative expenses                                                                 (71)
                                             ------------ ------------          ------------
Net increase (decrease)                            4,882           89             2,036,485
                                             ------------ ------------          ------------
Net assets available for plan benefits
 as of December 31, 1993                          $4,882     $105,450           $11,629,548
                                              =========== ===========           ============


     PMS Profit Sharing and Retirement Savings Plan and Trust

                   Notes to Financial Statements

                    December 31, 1993 and 1992





A. Significant Accounting Policies

The accounting records of the PMS Profit Sharing and Retirement Savings Plan and Trust (the Plan) are maintained on the accrual basis.

The change in the difference between fair value and cost  of investments is reflected in the statement of changes in  net assets
 available   for   plan   benefits   as   unrealized appreciation
(depreciation).

The  Wells Fargo Collective Investment Funds invest in units of
Wells   Fargo  Institutional  Trust  Company  ("WFITC") Collective
Trust Funds for Employee Benefit Trusts ("the Master Funds") which have similar investment objectives to the Funds. The Funds also invest in the Money Market Fund for Employee Benefit Trusts (the "Money Market Fund") as a short-term investment vehicle.

Effective July 2, 1993 The Wells Fargo Collective Investment Funds were converted to the Stagecoach Inc. mutual funds of Wells Fargo ("the Funds").

Wells Fargo Bank, N.A. ("Wells Fargo") is the Trustee and Investment Manager of the Funds. WFITC is the Trustee and Investment Manager of the Master Funds and receives investment advice from Wells Fargo Nikko Investment Advisors.

The   following  is  a  summary  of  significant  accounting
policies consistently followed by Wells Fargo:

Fund Valuation

Valuation of the Funds' units occurs daily.  Unit  values    are
determined by dividing the fair market value of each    Fund's  net
assets by the number of units outstanding  on    the valuation date.

Units of the Master Funds are valued on the basis of  the    unit
value  established by WFITC for each fund  at  each    valuation
date.

Valuation of Investments

Securities  traded on exchanges are valued  at  the  last
reported  sales price on the valuation date,  or  in  the    absence
of any sales, at the last reported bid price  on    the  valuation
date.  Securities traded over-the-counter    are  valued at the
final bid price on the valuation date.    Securities  not  traded
are  valued  on  the  basis   of    quotations from pricing services
or securities dealers.

U.S. Treasury obligations are valued daily at the mean of bid and ask prices.

Investment Transactions and Investment Income

Investment  transactions are accounted for on  the  trade    date.
 Dividend income is recognized on the  ex-dividend    date,  and
interest income is recognized on the  accrual    basis.   The cost
of investments sold is computed  on  an    average cost basis.

B. Description of the Plan

The Plan is a qualified profit sharing plan which covers substantially all employees of PMS Consolidated, Inc. (the Company). Employer profit sharing contributions to the Plan are discretionary and are determined by the officers and directors of the Company. Effective April 5, 1993 the Plan provides that eligible employees may elect to voluntarily contribute up to 12% of their aggregate compensation subject to certain annual limits.
Employer contributions are  made periodically   at  25%  of  each
participant's   before-tax contributions  except that no match is
made on contributions in excess of 5% of the participant's aggregate
compensation. Contributions   may  be  allocated  by  participants
 among investment options selected by the plan administrator. One-half of the employer match is automatically directed to the M.A. Hanna Company Stock Fund. Employer profit sharing
contributions   are   made  annually.   Participant   401(k)
accounts  are  100%  vested at all  times.   Profit  sharing
contributions to participants' accounts vest at 20% a year over five years, after an initial three years of service.

The Company has reserved the right under the Plan to discontinue contributions at any time and terminate the Plan.
 In the event of a complete termination of the Plan, all participant accounts shall become 100% vested and the net assets of the Plan are to be set aside for distribution to all Plan
participants.   The  Plan  administrator  has received notice that
the Plan is not covered by the  Pension Benefit Guaranty
Corporation.

Details of the Plan agreement, including vesting and benefit provisions, are contained in the PMS Profit Sharing and Retirement Savings Plan and Trust. Copies of this agreement are available from the Committee for Employee Benefits
Administration.

C. Investments

The individual investments that represent 5% or more of the fair value of net assets available for plan benefits at December 31 1993 and 1992 are:

                                     1993          1992

Real Estate Fund                 $  982,786    $    990,800

Wells Fargo Mutual Funds:
Asset Allocation Fund             2,288,125
Growth Stock Fund                 2,115,826
S&P 500 Stock Fund                1,797,408
U.S. Treasury Allocation Fund     1,403,869
Money Market Fund                 2,106,335

Wells Fargo Collective Investment Funds:
Three Way Asset Allocation Fund                 1,728,748
Growth Stock Fund                               1,303,704
S&P 500 Stock Fund                              1,234,113
U.S. Treasury Allocation Fund                   1,058,281
Money Market Fund                               2,487,199

D. Transactions with Parties-in-Interest

All  expenses  of  administering the Plan are  paid  by  the
Company.    Investment   management   fees   are   paid   by
participants in that management fees reduce the investment return reported and credited to participants.

The Plan's real estate fund owns land and a building located in Coral Springs, Florida which is being leased to PMS
Consolidated, Inc.

E. Income Tax Status

The Internal Revenue Service (the IRS) has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code and that the Trust is exempt under Section 501(a) of the Internal Revenue Code and is, therefore, not subject to tax under present income tax laws. Continued qualification of the Plan depends upon timely adoption and operational application of certain amendments required as a result of the Tax Reform Act of 1986 (the Act). In the Company's opinion, the Plan is operating in compliance with the applicable provisions of the Act. A determination has been requested from the IRS as to the qualification of the Plan, with respect to amendments required as a result of the Act. The Company is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

PMS Profit Sharing and Retirement Savings Plan and Trust
Schedule 27(a) - Schedule of Assets Held for Investment Purposes
December 31, 1993





   Identity of Issue, Borrower, Lessor         Description of                      Current
            or Similar Party                     Investment             Cost        Value
- - ----------------------------------------- ------------------------- ------------ ------------


Cash                                                                    $54,562      $54,562

M.A. Hanna Stock Fund                                  5,831 units       88,998       98,141

Real Estate Fund                                      98,279 units      982,786      982,786

Wells Fargo Mutual Funds:
 Asset Allocation Fund                               222,796 units    2,234,896    2,288,125
 Growth Stock Fund                                   192,173 units    1,944,910    2,115,826
 S&P 500 Stock Fund                                  172,166 units    1,728,475    1,797,408
 U.S. Treasury Allocation Fund                       141,377 units    1,423,731    1,403,869
 Money Market Fund                                 2,106,335 units    2,106,335    2,106,335
                                                                    ------------ ------------
                                                                      9,438,347    9,711,563

Participant Loans                           Various personal loans
                                               at 8% interest with
                                              terms of 1 - 5 years        4,882        4,882
                                                                    ------------ ------------

                                                                    $10,569,575  $10,851,934
                                                                    ============ ============





PMS Profit Sharing and Retirement Savings Plan and Trust
Schedule 27(d) - Schedule of Reportable Transactions
December 31, 1993

Series Of Transactions

                                                                                          Purchases                     Sales
                                                                              ------------------------- -------------------------

       Identity of Party Involved                     Description                Number       Amount       Number        Cost
- - ----------------------------------------- ----------------------------------- ------------ ------------ ------------ ------------
                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund              32     $280,180           21   $1,971,372
Wells Fargo Bank, N.A.                    Growth Stock Fund                            51      732,578           14    1,862,343
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                           48      518,085           14    1,696,978
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                32      434,605           25    1,479,578
Wells Fargo Bank, N.A.                    Money Market Fund                            28      268,759           36    2,765,170


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                        57    2,251,588            8       16,691
Wells Fargo Bank, N.A.                    Growth Stock Fund                            52    2,092,042           13      147,132
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                           57    1,792,896           10       64,421
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                57    1,491,964            9       68,233
Wells Fargo Bank, N.A.                    Money Market Fund                            36    2,323,622           32      239,346



Single Transactions


                                                                                          Purchases                     Sales
                                                                              ------------------------- -------------------------

       Identity of Party Involved                     Description                 Date        Amount        Date         Cost
- - ----------------------------------------- ----------------------------------- ------------ ------------ ------------ ------------


                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                                    7/2/93   $1,836,689
Wells Fargo Bank, N.A.                    Growth Stock Fund                                                  7/2/93    1,600,767
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                                 7/2/93    1,483,539
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                                      7/2/93    1,085,696
Wells Fargo Bank, N.A.                    Money Market Fund                                                  7/2/93    2,240,344


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                    7/2/93    2,032,554
Wells Fargo Bank, N.A.                    Growth Stock Fund                        7/2/93    1,753,229
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                       7/2/93    1,569,659
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund            7/2/93    1,203,180
Wells Fargo Bank, N.A.                    Money Market Fund                        7/2/93    2,234,258




Series of Transactions
                                                                                          --------------------------
                                                                                             Selling
                                                                                              Price       Net Gain
- - ----------------------------------------- -----------------------------------              ------------ ------------
                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                   $2,173,239     $201,867
Wells Fargo Bank, N.A.                    Growth Stock Fund                                  2,035,553      173,210
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                 1,792,644       95,666
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                      1,617,171      137,593
Wells Fargo Bank, N.A.                    Money Market Fund                                  2,765,170            0


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                                 17,300          609
Wells Fargo Bank, N.A.                    Growth Stock Fund                                    157,080        9,948
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                    66,202        1,781
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                         70,806        2,573
Wells Fargo Bank, N.A.                    Money Market Fund                                    239,346            0



Single Transactions



                                                                                          --------------------------
                                                                                             Selling
       Identity of Party Involved                     Description                             Price       Net Gain
- - ----------------------------------------- -----------------------------------              ------------ ------------


                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                   $2,032,818     $196,129
Wells Fargo Bank, N.A.                    Growth Stock Fund                                  1,753,507      152,740
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                 1,570,174       86,635
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                      1,203,180      117,484
Wells Fargo Bank, N.A.                    Money Market Fund                                  2,240,344            0


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund
Wells Fargo Bank, N.A.                    Growth Stock Fund
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund
Wells Fargo Bank, N.A.                    Money Market Fund





PMS Profit Sharing and Retirement Savings Plan and Trust
Schedule 27(e) - Schedule of Nonexempt Transactions
December 31, 1993




                                                                         Annual
                                                Description of            Lease                     Current
       Identity of Party Involved                 Transaction            Rental          Cost        Value
- - ----------------------------------------- --------------------------- -------------  ------------ ------------


PMS Consolidated                              The Plan owns land and   $103,200         $982,786     $982,786
                                          building (PMS Consolidated
                                          Technical Center) which is
                                          leased by PMS Consolidated)



